UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West First Avenue, Suite 1600
Spokane, Washington	99201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 835-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	PCH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on September 14, 2022 of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 29, 2022 (the “Merger Agreement”), among PotlatchDeltic Corporation, a Delaware corporation (“PotlatchDeltic”), Horizon Merger Sub 2022, LLC, a Delaware limited liability company and wholly owned subsidiary of PotlatchDeltic (“Merger Sub”), CatchMark Timber Trust, Inc., a Maryland corporation (“CatchMark”) and CatchMark Timber Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”). Pursuant to the terms and conditions of the Merger Agreement, on September 14, 2022, (i) CatchMark merged with and into Merger Sub (the “Company Merger”) and (ii) the Partnership merged with and into Merger Sub (the “Partnership Merger” and together with the Company Merger, the “Mergers”), with Merger Sub surviving the Mergers. The effective time of the Company Merger was 4:00 p.m. (New York time) on September 14, 2022, and the Partnership Merger occurred promptly thereafter. Unless otherwise noted herein, capitalized terms used below but not defined herein have the respective meanings assigned to them in the Merger Agreement.

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 14, 2022, PotlatchDeltic and its wholly-owned subsidiaries, PotlatchDeltic Forest Holdings, Inc. and PotlatchDeltic Land & Lumber, LLC (collectively, the “Borrowers”), entered into a Seventh Amendment to Second Amended and Restated Term Loan Agreement (the “Amendment”) with the Guarantors party thereto, the Lenders party thereto, the Voting Participants party thereto and Northwest Farm Credit Services, PCA, as Administrative Agent (the “Administrative Agent”), amending the Second Amended and Restated Term Loan Agreement dated as of March 22, 2028 among the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings set forth in the Amendment.

In connection with the refinancing of $277.5 million of the CatchMark debt acquired in the Company Merger, pursuant to the Amendment, the Lenders provided a Term Loan Q to the Borrowers in the principal amount of $138.75 million, maturing on September 1, 2027, and Term Loan R in the principal amount of $138.75 million, maturing on September 1, 2030 (collectively, the “New Term Loans”). The New Term Loans bear interest at a rate equal to 1-month SOFR plus 2.0% per annum. In addition, Term Loan R provides for a cost-of-capital reset at year five.

The forgoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is filed as Exhibit 10.1, and is incorporated herein by reference.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Company Merger, each issued and outstanding share of CatchMark’s Class A common stock (the “CatchMark Common Stock”), other than those shares owned by (i) CatchMark, the Partnership or any wholly owned subsidiary of CatchMark or the Partnership, and (ii) PotlatchDeltic, Merger Sub or any wholly owned subsidiary of PotlatchDeltic or Merger Sub, was automatically converted into the right to receive 0.230 shares of PotlatchDeltic common stock (the “Merger Consideration”), plus the right to receive cash in lieu of fractional shares of PotlatchDeltic common stock.

As of the Company Merger effective time, each issued and outstanding restricted share of CatchMark Common Stock vested (at maximum performance to the extent applicable) and automatically converted into the right to receive the Merger Consideration, plus the right to receive cash in lieu of fractional shares of PotlatchDeltic common stock, less applicable taxes and withholding.

Immediately prior to the Partnership Merger effective time, (i) each issued and outstanding unvested LTIP Unit of the Partnership automatically became fully vested at maximum performance, to the extent applicable, and (ii) each issued and outstanding vested LTIP Unit of the Partnership that was eligible for conversion into a Partnership OP Unit (as defined herein) prior to or at the Partnership Merger effective time automatically converted into one common unit of the Partnership (each, a “Partnership OP Unit”).

At the effective time of the Partnership Merger, (i) the general partner interests in the Partnership were canceled and no payment was made with respect thereto, (ii) each of the issued and outstanding Partnership OP Units, other than those owned by (i) CatchMark, the Partnership or any wholly owned subsidiary of CatchMark or the Partnership, and (ii) PotlatchDeltic, Merger Sub or any wholly owned subsidiary of PotlatchDeltic or Merger Sub, automatically converted into the right to receive the Merger Consideration, subject to any withholding under applicable tax law, plus the right to receive cash in lieu of fractional shares of PotlatchDeltic common stock.

As a result of the Mergers, PotlatchDeltic will issue a total of approximately 11,540,441 shares of PotlatchDeltic common stock, including (i) approximately 11,333,289 shares of PotlatchDeltic common stock to be issued in exchange for the outstanding shares of CatchMark Common Stock in the Company Merger; and (ii) approximately 207,152 shares of PotlatchDeltic common stock to be issued in exchange for the Partnership OP Units in the Partnership Merger, which includes approximately 179,826 shares of PotlatchDeltic common stock to be issued in exchange for LTIP Units of the Partnership.

Following the closing of the Company Merger, the shares of CatchMark Common Stock, which previously traded under the ticker symbol “CTT” on the New York Stock Exchange (“NYSE”), will cease trading on, and will be delisted from, the NYSE.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to PotlatchDeltic’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2022, and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Board of Directors

Effective immediately after the effective time of the Company Merger:

•	The Board of Directors of PotlatchDeltic (the “PotlatchDeltic Board”) was expanded from nine (9) to ten (10) members;

•	James M. DeCosmo, a former member of the CatchMark board of directors, was appointed to the PotlatchDeltic Board pursuant to the Merger Agreement; and

•	Mr. DeCosmo was appointed to the Audit Committee of the PotlatchDeltic Board.

In accordance with the terms of the Merger Agreement, Mr. DeCosmo was appointed as a Class III director with a term that expires on the date of the Company’s 2023 annual meeting of stockholders scheduled to take place in May 2023. He served as the President and Chief Executive Officer of Forestar Group Inc. (“Forestar”), a real estate company, from 2006 to 2015 and as a director of Forestar from 2007 to 2015. Prior to Forestar’s spin-off from Temple-Inland, Inc. (“Temple Inland”) in 2007, Mr. DeCosmo served as Temple-Inland’s Group Vice President from 2005 to 2007; Vice President-Forest, responsible for operations and management of 2.2 million acres, from 2000 to 2005; and Director of Forest Management from 1999 to 2000. Prior to joining Temple-Inland, he held various land management positions throughout the southeastern United States, including with Kimberly-Clark Corporation and its predecessor Scott Paper Company from 1982 to 1999. Mr. DeCosmo served as a member of the board of directors of CatchMark from April 2020 until the Company Merger. Mr. DeCosmo also serves on the board of Colorado River Alliance Endowment. Mr. DeCosmo received a Bachelor of Science in Forest Management from the University of Florida and attended the Stanford Executive Program. Other than the Merger Agreement, there are no arrangements or understandings between Mr. DeCosmo and any other person pursuant to which Mr. DeCosmo was selected as a director. In addition, there are no transactions involving PotlatchDeltic and Mr. DeCosmo that PotlatchDeltic would be required to report pursuant to Item 404(a) of Regulation S-K, as amended.

In connection with his appointment as a director, Mr. DeCosmo will receive compensation as a non-employee director. A description of PotlatchDeltic’s non-employee director compensation can be found in Exhibit 10(a) to PotlatchDeltic’s Quarterly Report on Form 10-Q filed with the SEC on July 30, 2021.

ITEM 8.01. Other Events.

Announcement of Completion of Mergers

On September 14, 2022, PotlatchDeltic issued a press release announcing the completion of the Mergers. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Statements made in this communication and related statements that express PotlatchDeltic’s or its management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the potential effects of the Mergers.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including disruption to PotlatchDeltic’s business, including customer, employee and supplier relationships resulting from the Mergers; the inability to implement business plans, forecasts, and other expectations after the completion of the Mergers, and identify and realize synergies or other expected benefits; and other factors described in PotlatchDeltic’s reports filed with the SEC, including its annual report for the year ended December 31, 2021 and subsequent quarterly reports, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, PotlatchDeltic disclaims any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of May 29, 2022, among PotlatchDeltic Corporation, Horizon Merger Sub 2022, LLC, CatchMark Timber Trust, Inc. and CatchMark Timber Operating Partnership, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on May 31, 2022)*

10.1	Seventh Amendment to Second Amended and Restated Term Loan Agreement dated as of September 14, 2022 among PotlatchDeltic Corporation and its wholly owned subsidiaries, PotlatchDeltic Forest Holdings, Inc. and PotlatchDeltic Land & Lumber, LLC, as borrowers, the guarantors party thereto, the lenders party thereto, the voting participants party thereto and Northwest Farm Credit Services, PCA, as administrative agent

99.1	Press Release dated September 14, 2022, announcing the completion of the Mergers

104	Cover Page interactive data file (Embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PotlatchDeltic Corporation

Date: September 14, 2022	By:	/s/ Michele L. Tyler
Michele L. Tyler Vice President, General Counsel and Corporate Secretary